Exhibit 99.3

AMENDMENT NO. 2

TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made and entered into effective September 19, 2022 between Mullen Automotive Inc., a Delaware corporation (the “Company”), and the Buyers listed on the signature pages hereto (collectively, the “Buyers” and each, a “Buyer”).Capitalized terms not defined herein shall have the same meaning as set forth in the Securities Purchase Agreement (as defined below).

RECITALS:

A.        The Company and the Buyers entered into the Securities Purchase Agreement dated as of June 7, 2022 (the “Securities Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions contained therein, the Buyers shall purchase, solely upon the Company’s request, on the Purchase Date the Commitment Amount of shares of the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and Warrants.

B.          The Company and the Buyers desire to amend the Securities Purchase Agreement to provide that the Buyers will advance to the Company that portion of the Purchase Price equal to $35,000,000, which shall be deemed as though the Company exercised its option to issue and sell to the Buyers that number of shares of Series D Preferred Stock equal to such portion of the Purchase Price.

C.         The Company and the Buyers desire to further amend the Securities Purchase Agreement to provide that, to the extent stated in the Purchase Notice delivered by the Company pursuant to the terms of the Securities Purchase Agreement, the Buyers shall purchase such additional shares of Series D Preferred Stock and pay to the Company the remainder of the Purchase Price on November 3, 2022.

NOW, THEREFORE, for due and adequate consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.       The Securities Purchase Agreement shall be amended to include a new Section 1(a) (and renumber the current Section 1(a) and Section 1(b) and so forth), which shall read as follows:

Initial Purchase. Subject to the satisfaction (or waiver) of the terms and conditions set forth herein, the Company shall issue and sell to the Buyers, and Buyers shall purchase from the Company, that number of Securities with an aggregate Purchase Price equal to Thirty-Five Million Dollars ($35,000,000) (the “Initial Purchase Amount”), and in the amounts for each Buyer set forth on Exhibit D (the “Initial Purchase”). The Purchase Price for the Initial Purchase shall be the lower of (i) $1.27 or (ii) the closing price of the Common Stock on the Trading Day immediately after the date on which the Initial Registration Statement (as defined below) becomes effective. For no additional consideration, for every Purchase Share purchased by a Buyer in the Initial Purchase, such Buyer shall receive Warrants exercisable for 185% of shares of Common Stock at an exercise price equal to the lower of (i) $1.27 or (ii) the closing price of the Common Stock on the Trading Day immediately after the date on which the Initial Registration Statement becomes effective. The Initial Purchase Price shall be paid on September 19, 2022 but the issuance of shares of Series D Preferred Stock and Warrants pursuant to the Initial Purchase (the “Initial Closing”) shall occur on the second (2nd) Trading Day immediately after the date on which the Initial Registration Statement becomes effective. (the “Initial Closing Date”).

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2.       Section 1(b) of the Securities Purchase Agreement (formerly Section 1(a)) shall be amended and restated as follows:

Delivery of Purchase Notice; Purchase of Securities. Subject to the satisfaction (or waiver) of the terms and conditions set forth herein, on the Purchase Date (provided that if the Purchase Date is not a Trading Day, then the immediately following Trading Day shall be the Purchase Date) the Company may, in its sole discretion, deliver a Purchase Notice to the Buyers pursuant to which the Company shall issue and sell to the Buyers, and Buyers shall purchase from the Company, that number of Securities with an aggregate Purchase Price equal to the Commitment Amount less the Initial Purchase Amount actually paid, and in the amounts for each Buyer as set forth on the Purchase Notice (the “Purchase”). The Purchase Notice shall be in the form attached hereto as Exhibit B and incorporated herein by reference (the “Purchase Notice”). The Purchase Price set forth in the Purchase Notice shall be the Market Price, subject to a floor price of $0.10 per share. For no additional consideration, for every Purchase Share purchased by a Buyer in the Purchase, such Buyer shall receive Warrants exercisable for 110% of shares of Common Stock at an exercise price equal to the Market Price, subject to a floor price of $0.10 per share.

3.       The Securities Purchase Agreement shall be amended to include a new Section 4(m), which shall read as follows:

Registration of Shares After Initial Purchase.   No later than September 19, 2022, the Company shall file a Registration Statement with the Commission registering the Company’s reasonable estimate of the number of Conversion Shares and Warrants Shares issuable upon conversion or exercise of the Securities purchased in the Initial Closing (the “Initial Registration Statement”). The Company shall promptly notify the Buyers via facsimile or by e-mail of the effectiveness of the Initial Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission. The Company shall keep the Initial Registration Statement continuously effective until the date on which the Securities are no longer outstanding;

4.       The Securities Purchase Agreement shall be further amended such that references to the Closing, the Closing Date, the Purchase and the Purchase Amount shall also be references to the Initial Closing, the Initial Closing Date, the Initial Purchase and the Initial Purchase Amount, as appropriate:

5.       The Securities Purchase Agreement shall be further amended to include a new Section 3(ii), which shall read as follows:

(ii) WKSI Status. As of September 19, 2022, the Company qualifies as a “well-known seasoned issuer” as that term is defined in Rule 405 under the Securities Act.

6.       Exhibit B to the Securities Purchase Agreement shall be amended and restated as set forth in the attached Exhibit B to this Amendment.

7.       Except as modified by this Amendment, all other terms and conditions in the Securities Purchase Agreement shall remain in full force and effect and this Amendment shall be governed by all provisions thereof.

8.       This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

9.       This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Buyers and the Company has caused its signature page to this Amendment No. 2 to Securities Purchase Agreement to the be duly executed as of the date first written above.

COMPANY:
MULLEN AUTOMOTIVE INC.

By:	/s/ David Michery
Name:	David Michery
Title:	Chief Executive Officer

[Signature page to Amendment No. 2 to Securities Purchase Agreement]

IN WITNESS WHEREOF, Buyers and the Company has caused its signature page to this Amendment No. 2 to Securities Purchase Agreement to the be duly executed as of the date first written above.

BUYER:
Esousa Holdings, LLC

By:	/s/ Michael Wachs
Name:	Michael Wachs
Title:	Managing Member

Acuitas Capital, LLC

By:	/s/ Terren Peizer
Name:	Terren Peizer
Title:	Chief Executive Officer

Davis-Rice Pty Limited

By:	/s/ Timothy Davis-Rice
Name:	Timothy Davis-Rice
Title:	Director

Digital Power Lending, LLC

By:	/s/ David J. Katzoff
Name:	David J. Katzoff
Title:	Manager

/s/ Jess Mogul
Name:	Jess Mogul

/s/ Jim Fallon
Name:	Jim Fallon

/s/ Michael Friedlander
Name:	Michael Friedlander

[Signature page to Amendment No. 2 to Securities Purchase Agreement]

EXHIBIT B

FORM OF PURCHASE NOTICE

TO: BUYERS LISTED BELOW

DATE: ____________________

We refer to the Securities Purchase Agreement, dated June 7, 2022 (the "Agreement"), entered into by and between Mullen Automotive Inc. and you. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby give you notice that we require you to purchase the Commitment Amount at the Purchase Price of $________ pursuant to the Agreement as set forth below:

Name of Buyer	Shares of Series D Preferred Stock[1]	Warrants to purchase Common Stock[2]	Purchase Price
Esousa Holdings, LLC			$89,018,182.00
Acuitas Capital, LLC			$87,272,727.00
Davis-Rice Pty Limited			$43,636,364.00
Digital Power Lending, LLC			$13,090,909.00
Jess Mogul			$4,363,636.00
Jim Fallon			$2,181,818.00
Michael Friedlander			$436,364.00
TOTAL			$240,000,000.00

1. The terms of the Series D Preferred Stock are set forth in the Certificate of Designation.

2. For no additional consideration, for every Purchase Share purchased by Buyer under the terms of the Agreement Buyer shall receive Warrants exercisable for 110% of shares of Common Stock at an exercise price of $______ per share.

The Warrants may be exercised, in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise, the Buyer may elect to redeem the Warrants pursuant to the following formula:

Net Number = (A x B)/C

For purposes of the foregoing formula:

A= the total number of shares with respect to which the applicable Warrant is then being exercised.

B= Black Scholes Value (as defined in the applicable Warrant).

C= the Closing Bid Price of the Common Stock as of two (2) Trading Days prior to the time of such exercise (as such Closing Bid Price is defined in the applicable Warrant), but in any event not less than $0.01 (as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in the Warrant).

We certify that, as of the date hereof, the conditions set forth in Section 7 of the Agreement are satisfied.

MULLEN AUTOMOTIVE INC.

By:
Name:
Title:

EXHIBIT D

INITIAL PURCHASE AMOUNTS

Name of Buyer	Shares of Series D Preferred Stock[1]	Warrants to purchase Common Stock[2]	Purchase Price
Esousa Holdings, LLC			$12,981,818.00
Acuitas Capital, LLC			$12,727,273.00
Davis-Rice Pty Limited			$6,363,636.00
Digital Power Lending, LLC			$1,909,091.00
Jess Mogul			$636,364.00
Jim Fallon			$318,182.00
Michael Friedlander			$63,636.00
TOTAL			$35,000,000.00